Exhibit 10.2

FORM OF DIRECTOR SUPPORT AGREEMENT

This DIRECTOR SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of July 7, 2025 (the “Execution Date”), by and among Business First Bancshares, Inc., a Louisiana corporation (“BFST”), Progressive Bancorp, Inc., a Louisiana corporation (“Progressive”), and __________, an individual resident of the State of __________ (the “Undersigned”). Terms with their initial letters capitalized and not otherwise defined herein have the meanings given to them in the Reorganization Agreement (as defined below).

RECITALS

WHEREAS, the Undersigned is a director of Progressive and/or Progressive Bank, a Louisiana state-chartered bank and wholly-owned subsidiary of Progressive (“Progressive Bank”);

WHEREAS, in connection with the execution of this Agreement, BFST and Progressive are entering into that certain Agreement and Plan of Reorganization, dated as of the date hereof (as such agreement may be amended or supplemented from time to time, the “Reorganization Agreement”), pursuant to which Progressive will merge with and into BFST, with BFST continuing as the surviving entity (the “Merger”), and which further contemplates that Progressive Bank and b1BANK, a Louisiana state-chartered bank and wholly-owned subsidiary of BFST (“b1BANK”), will be combined through merger, with b1BANK continuing as the surviving entity, pursuant to a separate Agreement and Plan of Bank Merger;

WHEREAS, the term “Progressive” as used in this Agreement with respect to time periods after the Effective Time shall mean BFST, as successor to Progressive in the Merger;

WHEREAS, the Undersigned, as a director of Progressive and/or Progressive Bank, as the case may be, has had access to certain Confidential Information (as defined below), including, without limitation, information concerning Progressive’s and Progressive Bank’s business and the relationships between Progressive and Progressive Bank, their respective Subsidiaries, vendors and customers, and Progressive’s and/or Progressive Bank’s status and relationship with peer institutions that compete with BFST, b1BANK, Progressive and/or Progressive Bank, and has had access to trade secrets, customer goodwill and proprietary information of Progressive and/or Progressive Bank and their respective businesses that constitute a substantial asset to be acquired by BFST and b1BANK; and

WHEREAS, the Undersigned recognizes that BFST’s willingness to enter into the Reorganization Agreement is dependent on the Undersigned entering into this Agreement (including the non-solicitation and non-competition covenants below) and, therefore, this Agreement is incident thereto.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration contained herein and in the Reorganization Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.    Director Support. The Undersigned agrees to use his or her best efforts to refrain from harming the goodwill and business relationships of BFST, b1BANK, Progressive, Progressive Bank and their respective Subsidiaries, and their respective customer and client relationships during the term of this Agreement; provided, however, that it will not be a breach of this Agreement if the Undersigned, his Affiliates, or other businesses for which the Undersigned is an officer or director modify his or their respective deposit, loan, trust, or similar business relationships in the ordinary course of business in his or their discretion.

2.    Non-Disclosure Obligations. The Undersigned agrees that he or she will not make any unauthorized disclosure, directly or indirectly, of any Confidential Information of BFST, b1BANK, Progressive or Progressive Bank (each, a “Disclosing Party” and collectively, the “Disclosing Parties”) to third parties, or make any use thereof, directly or indirectly; provided that, disclosure that may be permitted in his or her capacity as a director or officer of a Disclosing Party or as contemplated or permitted by the Reorganization Agreement shall not be considered “unauthorized disclosure.” The Undersigned also agrees that he or she shall deliver promptly to the Disclosing Party (or, after the Closing, to BFST) at any time at its reasonable request, without retaining any copies, all documents and other material in the Undersigned’s possession at that time relating, directly or indirectly, to any Confidential Information or other information of the Disclosing Party, or Confidential Information or other information regarding third parties, learned in such person’s position as a director, officer, employee or shareholder of Progressive or Progressive Bank, as applicable; provided, however, that nothing in this Agreement will require the Undersigned to disclose or provide to BFST or b1BANK Privileged Deal Communications of Progressive or Progressive Bank.

For purposes of this Agreement, “Confidential Information” means and includes each Disclosing Party’s confidential and/or proprietary information and/or trade secrets, including those of their respective Subsidiaries, that have been and/or will be developed or used and that cannot be obtained readily by third parties from outside sources. Confidential Information includes, but is not limited to: information regarding past, current and prospective customers and investors and business Affiliates, employees, contractors, and the industry not generally known to the public; strategies, methods, books, records, and documents; technical information concerning products, equipment, services, and processes; procurement procedures, pricing, and pricing techniques, including contact names, services provided, pricing, type and amount of services used; financial data; pricing strategies and price curves; positions; plans or strategies for expansion or acquisitions; budgets; research; financial and sales data; trading methodologies and terms; communications information; evaluations, opinions and interpretations of information and data; marketing and merchandising techniques; electronic databases; models and the output from same; specifications; computer programs; contracts; bids or proposals; technologies and methods; training methods and processes; organizational structure; personnel information, including compensation and bonuses; payments or rates paid to consultants or other service providers; other such confidential or proprietary information; and notes, analysis, compilations, studies, summaries, and other material prepared by or for the Disclosing Parties or any of their respective Subsidiaries containing or based, in whole or in part, on any information included in any of the foregoing. The term “Confidential Information” does not include any information that (a) at the time of disclosure or thereafter is generally available to and known to the public, other than by a breach of this Agreement by the Undersigned; (b) was available to the Undersigned, prior to disclosure by the Disclosing Party on a non-confidential basis from a source other than the Undersigned and is not known by the Undersigned, after reasonable investigation, to be subject to any fiduciary, contractual or legal obligations of confidentiality; or (c) was independently acquired or developed by the Undersigned without violating any obligations of this Agreement. The Undersigned acknowledges that the Disclosing Parties’ respective businesses are highly competitive, that this Confidential Information constitutes valuable, special and unique assets to be acquired by BFST in the Merger and constitutes existing valuable, special and unique assets held by Progressive prior to the Merger, and that protection of such Confidential Information against unauthorized disclosure and use is of critical importance to BFST.

3.    Non-Competition Obligations. The Undersigned agrees that, for the period beginning on the Execution Date and continuing until the date that is two (2) years after the Effective Time of the Merger (the “Non-Competition Period”), the Undersigned will not, except as a director or officer of Progressive or Progressive Bank prior to the Effective Time of the Merger or as set forth on Schedule A hereto, in any capacity, directly or indirectly:

(a)    compete or engage, anywhere in the geographic area comprised of the fifty (50) mile radius surrounding the locations of Progressive Bank before the Effective Time or, following the Effective Time, the locations of b1BANK banking centers that were formerly locations of Progressive Bank (the “Market Area”), in a business as a federally insured depository institution;

(b)    take any action to invest in, own, manage, operate, control, participate in, be employed or engaged by, or serve as a director or officer of, any corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or Governmental Body (each, a “Person”) engaging in a business similar to that of BFST, b1BANK, Progressive or Progressive Bank anywhere within the Market Area. Notwithstanding the foregoing, the Undersigned is permitted hereunder to own, directly or indirectly, up to two percent (2.0%) of the issued and outstanding securities of any publicly traded financial institution conducting business in the Market Area;

(c)    (i)  call on, service, solicit or respond to inquiries for competing business from customers of BFST, b1BANK, Progressive or Progressive Bank or any of their respective Affiliates if, within the twelve (12) months before the Execution Date, the Undersigned, in his or her capacity as a director of Progressive or Progressive Bank, had or made contact with the customer, or had access to information and files about the customer, or (ii) interfere with or damage (or attempt to interfere with or damage) any relationship between BFST, b1BANK, Progressive or Progressive Bank or any of their respective Affiliates and any such customer; or

(d)    call on, solicit, induce or respond to inquiries to or from any employee of BFST, b1BANK, Progressive or Progressive Bank or any of their respective Affiliates whom the Undersigned had contact with, knowledge of, or association with in the course of service with Progressive or Progressive Bank (whether as an employee or a contractor) to terminate his or her employment from or contract with BFST, b1BANK, Progressive or Progressive Bank or any of their respective Affiliates, or assist any other Person in such activities;

provided, however, that the restrictions in the foregoing (c) and (d) will not prohibit the Undersigned from responding to inquiries made in response to a general solicitation for customers or employees or publicly advertised employment opportunities (including through employment agencies).

The Undersigned may not avoid the purpose and intent of this Section 3 by engaging in conduct within the Market Area from a remote location through means such as telecommunications, written correspondence, computer generated or assisted communications or other similar methods.

4.    Non-Competition Covenant Reasonable. The Undersigned acknowledges that the restrictions imposed by this Agreement are legitimate, reasonable and necessary to protect BFST’s acquisition of Progressive and the goodwill and business prospects thereof. The Undersigned acknowledges that the scope and duration of the restrictions contained herein are reasonable in light of the time that the Undersigned has been engaged in the business of Progressive and/or Progressive Bank and the Undersigned’s relationship with the customers of Progressive and/or Progressive Bank. The Undersigned further acknowledges that the restrictions contained herein are not burdensome to the Undersigned in light of the other opportunities that remain open to the Undersigned. Moreover, the Undersigned acknowledges that he or she has and will have other means available to him or her for the pursuit of his or her livelihood after the Effective Time of the Merger.

5.    [Reserved.]

6.    Injunctive Relief and Additional Remedies. The Undersigned acknowledges that the injury that would be suffered by BFST or Progressive as a result of a breach of the provisions of this Agreement (including any provision of Section 3) would be irreparable and that an award of monetary damages to BFST or Progressive, as the case may be, for such a breach would be an inadequate remedy. Consequently, each of BFST and Progressive shall have the right, in addition to any other rights it may have, to seek specific performance, to obtain injunctive relief to restrain any proposed or actual breach or threatened breach or otherwise to specifically enforce any provision of this Agreement without the obligation to post bond or other security in seeking such relief. Such equitable remedies are in addition to the right to obtain compensatory and punitive damages and attorney’s fees, and, notwithstanding BFST’s or Progressive’s, as the case may be, right to so seek damages, the Undersigned waives any defense that an adequate remedy for BFST or Progressive, as the case may be, exists under law. If the Undersigned, on the one hand, or BFST or Progressive, on the other hand, must bring suit to enforce this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs related thereto.

7.    Extension of Restrictive Covenant Period. In the event that BFST or Progressive shall file a lawsuit in any court of competent jurisdiction alleging a breach of Section 3 by the Undersigned and BFST or Progressive is successful on the merits of such lawsuit, then any time period set forth in this Agreement including the time periods set forth in Section 3, will be extended one month for each month the Undersigned was in breach of this Agreement, so that BFST or Progressive, as the case may be, is provided the benefit of the full Non-Competition Period.

8.    Effectiveness of this Agreement. This Agreement shall become effective on the Execution Date. This Agreement shall automatically terminate and be of no further force or effect if (a) the Reorganization Agreement is not executed on or prior to the Execution Date or (b) the Reorganization Agreement (once executed) is terminated in accordance with its terms and the Merger does not occur. If the Merger occurs, this Agreement and all obligations hereunder will terminate on the date that is two (2) years after the Effective Time of the Merger, provided that the covenants set forth in Section 3 shall survive until the end of the Non-Competition Period.

9.    Waiver; Amendment. The rights and remedies of the parties hereto are cumulative and not alternative. Any party may unilaterally waive a right which is solely applicable to it. Such action will be evidenced by a signed written notice. Neither the failure nor any delay in exercising any right, power or privilege under this Agreement by any party hereto will operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any party of any right or remedy on any one occasion will not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by each of the parties hereto.

10.    Notices. All notices, consents, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, mailed by first class mail (postage prepaid) or sent by email, courier or personal delivery to the parties hereto at the following addresses unless by such notice a different address shall have been designated:

If to BFST:

Business First Bancshares, Inc.

500 Laurel Street, Suite 101

Baton Rouge, Louisiana 70801

Attention:  Saundra Strong, General Counsel

Email:        saundra.strong@b1bank.com

With a copy (which shall not constitute notice) to:

Hunton Andrews Kurth LLP

1445 Ross Avenue, Suite 3700

Dallas, Texas 75202

Attention:	Peter G. Weinstock Beth A. Whitaker
Email:	pweinstock@HuntonAK.com bwhitaker@HuntonAK.com

If to Progressive:

Progressive Bancorp, Inc.

1411 North 19th Street

Monroe, Louisiana 71201

Attention: George W. Cummings III

Email:       gwc@progressivebank.com

With a copy (which shall not constitute notice) to:

Munck Wilson Mandala, LLP

2000 McKinney Avenue, Suite 1900

Dallas, Texas 75201

Attention: Lawrence B. Mandala

Email:       lmandala@munckwilson.com

If to the Undersigned:

At the address set forth on the Undersigned’s signature page hereto.

All notices sent by mail as provided above shall be deemed delivered three (3) days after deposit in the mail, all notices sent by courier as provided above shall be deemed delivered one (1) day after being sent and all notices sent by email shall be deemed delivered upon confirmation of receipt. All other notices shall be deemed delivered when actually received. Any party to this Agreement may change its address for the giving of notice specified above by giving notice as provided herein. Notices permitted to be sent via email shall be deemed delivered only if sent to such persons at such email addresses as may be set forth in writing (and confirmation of receipt is received by the sending party).

11.    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of BFST, Progressive and their respective successors and assigns, including, without limitation, any successor by merger, consolidation or stock purchase of BFST, Progressive and any Person that acquires all or substantially all of the assets of BFST or Progressive.

12.    Governing Law; Jurisdiction. This Agreement and any claim, controversy or dispute arising under or related in any way to this Agreement and/or the interpretation and enforcement of the rights and duties of the parties hereunder or related in any way to the foregoing, shall be governed by and construed in accordance with the internal, substantive laws of the State of Louisiana applicable to agreements entered into and to be performed solely within such state without giving effect to the principles of conflict of laws thereof. Any suit, action or other proceeding arising out of or relating to the matters contemplated by this Agreement must be brought in the courts of the State of Louisiana, Parish of East Baton Rouge, or, if it has or can acquire jurisdiction, in the U.S. District Court for the Middle District of Louisiana (Baton Rouge, Louisiana), and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of such proceeding shall be heard and determined only in any such court, and agrees not to bring any proceeding arising out of or relating to the matters contemplated by this Agreement in any other court. Each party acknowledges and agrees that the provisions of this Section 12 constitute a voluntary and bargained for agreement between the parties. Process in any suit, action or other proceeding may be served on any party anywhere in the world.

13.    Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to such subject matter contained herein.

14.    No Third-Party Beneficiaries. Nothing contained in this Agreement, express or implied, is intended to confer upon any Persons, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

15.    Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. If any restriction in this Agreement is held invalid or unenforceable by any court of competent jurisdiction, it is the intention of the parties hereto that the restrictions be reformed by such court in such a manner that protects the business and Confidential Information of BFST, b1BANK, Progressive and Progressive Bank to the maximum extent permissible.

16.    Representation by Counsel; Interpretation. Each party hereto acknowledges that it has had the opportunity to be represented by counsel in the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby. Accordingly, any rule of law, including, but not limited to, the doctrine of contra proferentem, or any legal decision which would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties hereto.

17.    Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number, as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

18.    Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

BUSINESS FIRST BANCSHARES, INC.

By:
Name: David R. Melville, III
Title: Chairman, President and Chief Executive Officer

PROGRESSIVE BANCORP, INC.

By:
Name: George W. Cummings, III
Title: Chairman and Chief Executive Officer

DIRECTOR

Name:

[Signature Page to Director Support Agreement]

SCHEDULE A